Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Akero Therapeutics, Inc. dated March 19, 2019 (June 10, 2019, as to the effects of the 1-for-3.07418 stock split described in Note 14), appearing in the Registration Statement on Form S-1 as amended (No. 333-231747), and related Prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, NJ

June 20, 2019